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Exhibit 5.1


                                                               RICHARD I. ANSLOW
                                                          Admitted in NJ, NY, DC
                                                   E-Mail: Ranslow@anslowlaw.com

                                                                 GREGG E. JACLIN
                                                              Admitted in NJ, NY
                                                   E.Mail: Gjaclin@anslowlaw.com

                                                               ROSS A. GOLDSTEIN
                                                              Admitted in NJ, NY
ANSLOW & JACLIN, LLP                            E-Mail: Rgoldstein@anslowlaw.com
Counselors at Law




                                                      Website: www.anslowlaw.com
                                                      E-Mail: Firm@anslowlaw.com

June 9, 2003
Championlyte Holdings, Inc.
2999 NE 191st Street, Penthouse 2
North Miami Beach, Florida 33180

Gentlemen:
         You have requested our opinion, as counsel for Championlyte Holdings, Inc. a Florida corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering of 26,427,828 shares of the Company's common stock being sold be selling security holders, 726,400 shares of the Company's common stock being registered in connection with the issuance of warrants and an additional 1,000,000 shares of the Company's common stock being registered in connection with the sale to thepublic.

         We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the shares of common stock, when issued, delivered, will be fully paid validly issued and non-assessable.

         No opinion is expressed herein as to any laws other than the State of Florida of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By: /s/   Gregg E. Jaclin
 ----------------------------

GREGG E. JACLIN








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